UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

DEFINITIVE SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PERFECTENERGY INTERNATIONAL LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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No. 479 You Dong Road,
Xinzhuang Town, Shanghai 201100
People’s Republic of China

August 4, 2008

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Perfectenergy International Limited to be held at the Company’s principal executive offices located at No. 479 You Dong Road, Xinzhuang Town, Shanghai 201100, People’s Republic of China on Tuesday, September 2, 2008 at 9 p.m. (local time).

At the meeting, shareholders will be asked to vote on the re-election of five directors, the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent registered public accounting firm for the Company’s 2008 fiscal year, and the ratification of the 2007 Stock Incentive Plan.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting.

Thank you for your continued support of Perfectenergy International Limited.

Sincerely,

/s/ Wennan Li
Wennan Li
Chairman of the Board and Chief Executive Officer

No. 479 You Dong Road,
Xinzhuang Town, Shanghai 201100
People’s Republic of China

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 4, 2008

TO THE SHAREHOLDERS OF PERFECTENERGY INTERNATIONAL LIMITED:

The annual meeting of the shareholders of Perfectenergy International Limited, a Nevada corporation, (the “Company”), will be held on Tuesday, September 2, 2008, at 9 p.m. (local time), at the Company’s principal executive offices located at No. 479 You Dong Road, Xinzhuang Town, Shanghai 201100, People’s Republic of China for the following purposes:

1.	To re-elect five directors to serve until the 2009 annual meeting of shareholders.

2.	To ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company's independent registered public accounting firm for the 2008 fiscal year.

3.	To ratify the Company’s 2007 Stock Incentive Plan.

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on July 30, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We hope that you will attend the meeting, but if you cannot do so, please complete, date, and sign the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Your proxy card or broker may also provide instructions on voting electronically. Returning the enclosed proxy card (or voting electronically) will not affect your right to vote in person if you attend the meeting.

If you cannot attend in person but would like to participate in the meeting by teleconference, you may dial your international dial-out plus the country code followed by (303) 928-3275 and enter the conference code 294 0039 # when prompted a few minutes before the meeting’s start time. If you need help with the dial-in process, please call (866) 742-5862. Please note, however, that if you participate in the meeting by teleconference, your vote must still be submitted by one of the three ways detailed in the accompanying proxy statement.

By Order of the Board of Directors

Wennan Li
Chairman of the Board and Chief Executive Officer

Shanghai, People’s Republic of China

No. 479 You Dong Road,
Xinzhuang Town, Shanghai 201100
People’s Republic of China

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 2, 2008

August 4, 2008

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Perfectenergy International Limited., a Nevada corporation (the “Company”), for use at the annual meeting of shareholders to be held on Tuesday, September 2, 2008, at 9 p.m. (local time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Company’s principal executive offices located at No. 479 You Dong Road, Xinzhuang Town, Shanghai 201100, People’s Republic of China.   The Company intends to mail this proxy statement and accompanying proxy card on or about August 8, 2008 to all shareholders entitled to vote at the annual meeting.

ABOUT THE MEETING

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on July 30, 2008 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on three items:

1.	The election of five directors (see page 8).

2.	The ratification of Moore Stephens Wurth Frazer and Torbet, LLP as the Company's independent registered public accounting firm for the 2008 fiscal year (see page 12).

3.	The ratification of the Company’s 2007 Stock Incentive Plan (see page 14).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are three ways to vote:

1.	By completing and returning your proxy card in the postage-paid envelope provided by the Company;

2.	By following the instructions for electronic voting using the Internet or telephone, which are printed on your proxy card; or

3.	By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1.	FOR each of the persons nominated by the Board of Directors to serve as directors.

2.	FOR the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company's independent registered public accounting firm for the 2008 fiscal year.

3.	FOR the ratification of the Company’s 2007 Stock Incentive Plan.

Unless you give contrary instructions on your proxy card, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card would authorize Mr. Wennan Li or Mr. Xiaolin Zhuang to vote on such matters in his discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

For holders of common stock, you will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 29,152,416 outstanding shares of common stock on the Record Date, and each of these shares is entitled to one vote.

How many votes must be present to hold the meeting?

The holders of at 1% of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 291,525 common shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

The five nominees for directors who receive the most votes will be elected.

The required vote to approve (i) the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year and (ii) the ratification of the Company’s 2007 Stock Incentive Plan is the affirmative vote of a majority of the votes cast, excluding abstentions.

An abstention with respect to these proposals will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

If a broker indicates on the proxy that it does not have discretionary authority as to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I change my vote?

Yes. You may change your vote by sending in a new proxy card with a later date, or, if you are a shareholder of record, sending written notice of revocation to the Company’s Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on August 6, 2008 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

•	FOR each of the nominees for director named in this proxy statement;
•	FOR ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company's independent registered public accounting firm for the 2008 fiscal year; and
•	FOR the ratification of the Company’s 2007 Stock Incentive Plan.

PROPOSAL 1 - ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company is fixed by the Board of Directors, and may be increased or decreased by resolution of the Board of Directors. Currently, the Board has fixed the number of directors at 5 persons.

The Company does not currently have a Nominating Committee, and nominees for election as a director are selected by the Board of Directors, which has approved the nominations of five persons to serve as directors until the 2009 annual meeting, or until each director’s successor is elected and qualified. Each of the nominees has agreed to serve if elected. The nominees are as follows:

Name	Age	Current Position with the Company
Wennan Li	40	Chief Executive Officer, President, and Chairman of the Board of Directors
Min Fan (1)	42	Director
Yunxia Yang (1)	50	Director
Adam Roseman (1)	29	Director
Yajun Wu (1)	48	Director

(1) This director-nominee qualifies as an independent director within the meaning of NASDAQ Rule 4200(a)(15).

The biographical background and a description of any substantial interest in the Company of each nominee for director is as follows.

Wennan Li, Chief Executive Officer, President and Director, has extensive experience with technological development, production management and international marketing in PV industry. Mr. Li is founder, director and current general manager of Perfectenergy Shanghai, our operating subsidiary. From November 2002 to August 2005, Mr. Li was the Vice President of Topsolar Shanghai Limited, of the leading PV companies in China. He has also served as a PV industry expert advising the Shanghai government regarding the PV Industry. Mr. Li received a Master’s degree in 1991 from the Management School of Shanghai Jiaotong University and received his Bachelor’s degree in 1988 from Xi’an Jiaotong University in Electrical Automation.

Min Fan, Director, is one of the co-founders of Ctrip.com International Ltd. (Nasdaq: CTRP) and has served as CTRP’s Chief Executive Officer since January 2006 and as a director since October 2006. CTRP is a Chinese-based travel services business with a $1.7 billion market capitalization. Mr. Fan is also a founding stockholder of Home Inns & Hotels Management, Inc. (Nasdaq: HMIN), an economy hotel developer, operator and franchisor with a $500 million market capitalization. Mr. Fan has served as CTRP’S Chief Operating Officer from November 2004 to January 2006. Prior to that, he served as CTRP’s Executive Vice President from 2000 to November 2004. From 1997 to 2000, Mr. Fan was the Chief Executive Officer of Shanghai Travel Service Company, a leading domestic travel agency in China. From 1990 to 1997, he served as the Deputy General Manager and in a number of other senior positions at Shanghai New Asia Hotel Management Company, which was one of the leading hotel management companies in China. Mr. Fan obtained his Master’s and Bachelor’s degrees from Shanghai Jiao Tong University. He also studied at the Lausanne Hotel Management School of Switzerland in 1995.

Yunxia Yang, Director, is currently a Professor at the East China University of Science & Technology and is one China’s leading solar energy researchers with extensive experience in solar products development. Ms. Yang received both her bachelor’s degree in 1982 and her master’s degree in 1987 in the study of Application (Macromolecule) Materials from East China University of Science & Technology. From 1982 to 1984, Ms. Yang was an engineer at Shanghai Architecture Science & Technology Institute. From 1987 to the present, Ms. Yang has been a professor in the School of Materials Science and Engineering at the East China University of Science & Technology.

Adam Roseman, Director, has extensive experience in both finance and management. Previously, Mr. Roseman served as an investment banker in various sectors at Lehman Brothers, Piper Jaffray and Goldman Sachs. Currently, Mr. Roseman is a Director of Safe Renewables Corporation and Xyience, Inc, and he is also the Chairman and a director of Pure Biofuels Corp., a publicly trading, OTC Bulletin Board company. In addition, he is the Founder and Chief Executive Officer of ARC Investment Partners.

Yajun Wu, Director, has served on our board of directors since November 2007. Concurrent to his directorship with the Company, Mr. Wu serves as the Executive Vice President and Deputy Chief Financial Officer of Alcatel Shanghai Bell Co., Ltd. in Shanghai, a position which he has held since February 2003. From July 2002 to February 2003, Mr. Wu served Alcatel Shanghai Bell Co., Ltd. as the Director of Credit Management. From March 1999 to July 2002, Mr. Wu served as Vice President and Deputy Chief Financial Officer of Shanghai Bell Alcatel Mobile Communication System Co., Ltd.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE.

The Board of Directors and its Committees

Our Board of Directors currently consists of five members. Our bylaws provide that our directors will hold office until the 2009 annual meeting of the shareholders and until their successors have been elected and qualified. Our Board of Directors is responsible for the business and affairs of the Company and considers various matters which require its approval.

There are three committees of the Board of Directors — the Audit Committee, the Compensation Committee, and the Nominating Committee. Committee assignments will be re-evaluated annually. The Board has determined that, in its judgment as of the date of this Proxy Statement, Mr. Roseman, Mr. Fan, Ms. Yang, and Mr. Wu are independent directors within the meaning of NASDAQ Rule 4200(a)(15). Accordingly, all of the members of the Audit Committee are independent within the meaning of NASDAQ Rule 4200(a)(15).

On July 29, 2008, the Board created the Audit Committee, the Compensation Committee, and the Nominating Committee and has adopted charters for all of such committees. Copies of these charters are attached to this Proxy Statement as Exhibits A, B, and C.

During the fiscal year ended October 31, 2007, the Board held no formal meetings.

Attendance of Directors at Shareholder Meetings

Directors are expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee assists Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor, and prepares the report that the Securities and Exchange Commission requires to be included in the Company’s annual proxy statement. The current members of the Audit Committee are Adam Roseman, Yajun Wu, and Yunxia Yang, and Mr. Roseman serves as the Chairman of the Audit Committee. The Audit Committee did not meet during 2007 because it was not formed until July 2008. The Board has determined that Mr. Wu is an “audit committee financial expert” within the meaning of Nasdaq Rule 4350(d)(2).

Compensation Committee

The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other policies, providing assistance and recommendations with respect to the compensation policies and practices of the Company. The current members of the Compensation Committee are Min Fan, Wennan Li, and Yunxia Yang, and Mr. Fan serves as the Chairman of the Compensation Committee. The Compensation Committee did not meet during 2007 because it was not formed until July 2008.

The Compensation Committee will:

•
On an annual basis, without the participation of the Chief Executive Officer, (i) review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer, (ii) evaluate the Chief Executive Officer's performance in light of the established goals and objectives, and (iii) set the Chief Executive Officer's annual compensation, including salary, bonus, incentive and equity compensation.

•
On an annual basis, review and approve (i) the evaluation process and compensation structure for the Company’s other senior executives, and (ii) the Chief Executive Officer’s evaluation of the performance and his recommendations concerning the annual compensation, including salary, bonus, incentive, and equity compensation, of other company executive officers, and (iii) the recruitment, retention, and severance programs for the Company’s senior executives, and (iv) review the compensation structure for the Board of Directors.

•
As appropriate, make recommendations to the Board with respect to executive incentive-compensation plans and equity-based plans and administer any incentive plans and bonus plans that include senior officers. Stock option grants are made by the Options Committee, for non-senior officers, but are ratified by the Compensation Committee in its compensation review.

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting, and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

Nominating Committee

The Nominating Committee identifies and evaluates candidates for election to the Company’s Board of Directors. The current members of the Nominating Committee are Wennan Li, Min Fan, Adam Roseman, and Mr. Li serves as the Chairman of the Nominating Committee. The Committee did not meet during 2007 because it was not formed until July 2008.

The Nominating Committee selects candidates for director who, in the view of the Nominating Committee and based on all available information and relevant considerations, are most suited for membership on the Board. The process for identifying and evaluating nominees for director is as follows:

•	The Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

•
The Committee will evaluate the qualifications and performance of the incumbent directors that desire to continue their service. In particular, as to each such incumbent director, the Committee will (i) consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee; (ii) review the assessments of the performance of the director during the preceding term made by the Company’s Governance Committee; and (iii) determine whether there exists any special, countervailing considerations against re-nomination of the director.

•
If the Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, the Committee will, absent special circumstances, propose the incumbent director for re-election.

•
The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death, or disability of an incumbent director or a decision of the directors to expand the size of the Board.

•
The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Committee shall set its fees and scope of engagement.

•
As to each recommended candidate that the Committee believes merits consideration, the Committee will (i) cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; (ii) determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director; (iii) determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board; (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

•
The Committee may, in its discretion, solicit the views of the Chief Executive Officer, other members of the Company’s senior management, and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors.

•	In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

In making its selection, the Nominating Committee will consider director candidates recommend by shareholders. In addition to the criteria for evaluation of other candidates to the Board (as listed above), the Nominating Committee may consider the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The Committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.

If a shareholder wishes to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to the Company’s 2008 annual meeting, the shareholder must give advance written notice to the Company by August 29, 2008. Pursuant to SEC Rule 14a-4(c)(1), if proposals are received prior to the meeting they may be voted upon with the discretionary authority granted to the proxies in this proxy statement and attached proxy card.

Shareholders may submit candidate recommendations for presentation at the Company’s 2009 annual meeting of shareholders by delivery of such proposal to the Company at its corporate offices no later than April 17, 2009. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held.

Shareholder Communications with Non-Management Members of the Board

The Company’s Board of Directors has not adopted a formal process for shareholders to send communications to the independent members of the Board. Shareholders may, however, communicate with the non-management members of the Board by sending correspondence addressed to a non-management member to Perfectenergy International Limited, No. 479 You Dong Road, Xinzhuang Town, Shanghai 201100, People’s Republic of China.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) as the Company’s independent registered public accountants for the fiscal year ending October 31, 2008. Moore Stephens was the Company’s independent registered public accountants for the fiscal year ending October 31, 2007. The Board has endorsed the appointment of Moore Stephens, and this appointment is being presented to the shareholders for ratification.

Representatives of Moore Stephens are not expected to be present at the 2008 annual meeting, either in person or by teleconference.

Shareholder ratification of the selection of Moore Stephens as the Company’s independent registered public accountants is not required by the Company’s bylaws or otherwise. The Board, however, is submitting the appointment of Moore Stephens to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Moore Stephens. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter approved by the Board, a copy of which may be found attached to this Proxy Statement as Exhibit A.   The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor. Because the Audit Committee Charter was not adopted until July 2008, however, the Audit Committee did not convene with regards to the following oversight responsibilities with respect to the audited financial statements included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended October 31, 2007:

•	reviewing and discussing the audited financial statements with management;

•
discussing with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board;

•
receiving the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and discussing with the independent accountant the independent accountant’s independence; and

•	based on the review and discussions referred to above, recommending to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB.

Respectfully submitted,

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Adam Roseman, Chairman of the Audit Committee

Principal Accountant Fees and Services

Moore Stephens served as our independent registered public accounting firm for fiscal year 2007. The following table shows the fees that were billed for the audit and other services provided by this firm for the 2007 fiscal year:

Fiscal 2007
Audit Fees (1)	$110,000
Audit-Related Fees (2)	-
Tax Fees (3)	-
All Other Fees (4)	-
Total	$110,000

(1)
Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-QSB Quarterly Reports and services that are normally provided by the independent auditors in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)
Audit-Related Fees — This category consists of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC and other accounting consulting.

(3)
Tax Fees — This category consists of professional services rendered by our independent auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

(4)	All Other Fees — This category consists of fees for other miscellaneous items.

Pre-Approval Policies and Procedures — Prior to engaging its accountants to perform particular services, our board of directors obtains an estimate for the service to be performed. All of the services described above were approved by the board of directors in accordance with its procedure.

Jewett, Schwartz & Associates served as our independent registered public accounting firm for fiscal year 2006 and a portion of our fiscal year 2007. The following table shows the fees that were billed for the audit and other services provided by this firm for the 2007 and 2006 fiscal year:

	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$8,750	$7,500
Audit-Related Fees (2)	$0	$0
Tax Fees (3)	$0	$0
All Other Fees (4)	$0	$0
Total	$8,750	$7,500

(1)
Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our Form 10-QSB Quarterly Reports and services that are normally provided by the independent auditors in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)
Audit-Related Fees — This category consists of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC and other accounting consulting.

(3)
Tax Fees — This category consists of professional services rendered by our independent auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

(4)	All Other Fees — This category consists of fees for other miscellaneous items.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS WURTH FRAZER AND TORBET, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 - RATIFICATION OF THE 2007 STOCK INCENTIVE PLAN

On September 5, 2007, our board of directors approved the 2007 Stock Incentive Plan (the “Plan”). All of our employees, officers, and directors, and those of our consultants and advisors who (i) are natural persons and (ii) provide bona fide services to the Company not connected to a capital raising transaction or the promotion or creation of a market for our securities are eligible to be granted options or restricted stock awards (each, an “Award”) under the Plan. The Plan is administered by our Board, and the Board establishes certain terms of option awards, including the exercise price and duration, in the applicable option agreement. Awards may be made under the Plan for up to 1,500,000 shares of our common stock, and the maximum number of shares of common stock with respect to which Awards may be granted to any participant under the Plan is 500,000 shares of common stock. The Plan allows for adjustments for changes in common stock and certain other events, including, but not limited to, any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, any distribution to holders of common stock other than a normal cash dividend, and liquidation or dissolution.

Amendment and Termination

The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time.

Exercise Price

The Board shall establish the exercise price of options at the time each option is granted and specify it in the applicable option agreement. Payment of the option price on exercise of stock options may be made in cash, by check, shares of common stock of the company, payment by such other lawful consideration as the Board may determine, or a combination of the above.

Federal Tax Consequences

The following brief summary of the effect of federal income taxation upon the recipients and us with respect to the shares under the Plan does not purport to be complete, and does not discuss the tax consequences of a recipient's death or the income tax laws of any state or foreign country in which the recipient may reside.

Tax Treatment to the Recipients

The common stock is not qualified under Section 401(a) of the Internal Revenue Code. The recipients therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the recipients will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the recipients receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed compensation for federal income tax purposes. The recipients are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate," Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be a tax-deductible expense by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Incorporation by Reference.

The foregoing is only a summary of the Plan and is qualified in its entirety by reference to its full text, as amended, a copy of which is attached hereto as Appendix A.

Plan Benefits

As of July 24, 2008, we had issued an aggregate of 9,375 shares of common stock to one (1) individual pursuant to the Plan. Of the remaining 256,940 available shares under the Plan, we are unable to predict the amount of benefits that will be received by or allocated to any particular recipient or group.

The table below discloses the benefits that will be received by the individuals and groups indicated.

Name and Position	Dollar Value ($)	Number of Options	Number of Shares
At October 31, 2007:
Wennan Li, Chief Executive Officer, President, and Chairman	-	407,274	-
Diping Zhou, Vice President of Operations	-	196,488	-
Philip McDonald, former Chief Executive Officer	-	-	-

All Current Executive Officers as a Group	-	728,762	-
All Non-Executive Directors as a Group	-	390,625	-
All Employees, including Non-Executive Officers, as Group	-	114,298	-

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE 2007 STOCK INCENTIVE PLAN.

PROPOSAL 4 - OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the 2008 annual meeting. If any other matters are properly brought before the 2008 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Positions Held:	Effective Date of Appointment
Wennan Li	40	Chief Executive Officer, President, and Chairman of the Board of Directors	August 8, 2007
Diping Zhou	39	Vice President of Operations	August 8, 2007
Xiaolin Zhuang	36	Chief Financial Officer and Secretary	February 1, 2008
Min Fan	42	Director	August 25, 2007
Yunxia Yang	50	Director	August 25, 2007
Adam Roseman	29	Director	August 25, 2007
Yajun Wu	48	Director	November 20, 2007

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships among the directors and executive officers.

Business Experience

The business experience of the Company’s directors is provided above.

Diping Zhou, Vice President of Operations, is also a Vice President and the accountant for Perfectenergy Shanghai. Ms. Zhou was previously our Secretary until her resignation as Secretary effective February 1, 2008. Ms. Zhou received her bachelor’s degree in accounting from Shanghai Lixin University of Commerce in 1988. Ms. Zhou has extensive accounting experience. From 1988 through 2000, Ms. Zhou held the positions of accountant, financial manager, controller of budget and financial department of Shanghai Fenghuang Stock Co., Ltd., a Chinese public company listed on the Shanghai Stock Market. From 2000 through 2002, Ms. Zhou was the audit director and financial controller in JHJ International Transportation Co., Ltd. From 2002 through 2005, Ms. Zhou was the manager of budget and financial department in Topsolar Shanghai Limited, a leading Chinese solar energy products manufacturer.

Xiaolin Zhuang, Chief Financial Officer and Secretary, served as the China Financial Controller of Synthesis Energy Systems, Inc. prior to joining the Company. From November 2003 to May 2007, Mr. Zhuang served as the Finance Manager and Group Internal Auditor Head for Jebsen & Co. (China) Ltd. & Jebsen & Co. Ltd. Since September 1995, Mr. Zhuang has served as a member of the China Institute of Certified Public Accountants (CICPA). Mr. Zhuang earned his bachelor’s degree in economics in 1994 from the Shanghai University of Finance and Economics.

Legal Proceedings

None of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership, and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4, and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors, and greater than 10% stockholders filed the required reports during the fiscal year ended October 31, 2007 in a timely manner.

Director Independence

Our board of directors has determined that it currently has 4 members who qualify as "independent" as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and in the listing standards of The Nasdaq Stock Market, Inc. - Marketplace Rule 4200. The independent directors are Adam Roseman, Min Fan, Yunxia Yang, and Yajun Wu.

Code of Ethics

We have adopted a code of ethics that applies to all directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, and members of the board of directors. We will provide to any person, without charge and upon request, a copy of the code of ethics. Any such request must be made in writing to the Company, Attn: Corporate Secretary, No. 479 You Dong Road, Xinzhuang Town, Shanghai 201100, People’s Republic of China.

Indemnification

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our bylaws also include indemnification provisions.  Pursuant to the provisions of the State of Nevada’s Revised Business Statutes, we have adopted the following indemnification provisions in its Bylaws for our directors and officers:

“(1) Directors Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

(2)  Employees and Other Agents.   The corporation shall have power to indemnify its employees and other agents as set forth in the Nevada General Corporation Law.

(3)  Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(4)  Enforcement.   Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer.  Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor.  The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim.  In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada General Corporation Law for the corporation to indemnify the claimant for the amount claimed.  In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.  In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(5)  Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.  The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada General Corporation Law.

(6)  Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)  Insurance. To the fullest extent permitted by the Nevada General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(8)  Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(9)  Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(10)  Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.”

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

DIRECTOR AND EXECUTIVE COMPENSATION

Summary of Compensation

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended October 31, 2007 and 2006 by our Chief Executive Officer, Chief Accounting Officer and each of our other four highest paid executives, if any, of Perfectenergy Nevada (including our predecessor, Perfectenergy BVI) whose total compensation exceeded $100,000 during the respective fiscal year.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)		Non- Equity Incentive Plan Compen- sation ($)	Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Comp-ensation ($)	Total ($)
Wennan Li, Chief	2007	$48,552	(2)	$0			$130,160	(3)	—	—	—	$178,712
Executive Officer	2006	54,415	(4)	5,195	(4)	—	—		—	—	—	59,610
and President (1)

Diping Zhou,	2007	27,500	(5)	0			62,795	(6)				90,295
Vice President of	2006	21,429	(7)	3,896	(7)	—	—		—	—	—	25,325
Operations (1)

Philip McDonald,	2007	—		—		—	—		—	—	—	0
former CEO,	2006	—		—		—	—		—	—	—	0
President, Chairman, Secretary and Treasurer (8)

(1)
Salary and other annual compensation paid to Mr. Wennan Li and Ms. Diping Zhou are expressed in U.S. Dollars based on the interbank exchange rate of RMB7.27 for each 1.00 U.S. Dollar, on January 3, 2008.

(2)
This amount differs from Mr. Li’s base salary described below under “Employment Agreements” because Mr. Li had an oral agreement with Perfectenergy Shanghai after Perfectenergy Shanghai suffered first quarter losses, under which Mr. Li agreed to be paid 75% of his base salary. This agreement only covered his 2007 salary through August 2007, and Mr. Li was paid 100% of his base salary starting in September 2007.

(3)
On August 8, 2007, Mr. Li was granted options to purchase an aggregate 1,629,094 shares of our common stock on a post-reverse split basis) at $0.70 per share, vesting at 33.33% per year. These numbers are on a pre-reverse split basis, and do not reflect our reverse split from March 2008. Mr. Li’s options expire on August 8, 2017. The Company used the Cox-Ross-Rubinstein binomial model to value the options at the time they were issued, based on volatility of 70%, dividend yield of 0%, the stated exercise prices and expiration dates of the instruments and using an average risk-free rate of 4.5%. Because the Company does not have a history of employee stock options, the estimated life is based on one half of the sum of the vesting period and the contractual life of 10 years of the option. This is the same as assuming that the options are exercised at the mid-point between the vesting date and expiration date.

(4)
Mr. Li and Perfectenergy Shanghai had an oral understanding in place from the beginning of Mr. Li’s employment, which understanding was not in effect in 2007, that if profits reached half of the target level of $600,000, then Mr. Li would be paid half of his base salary; if profits reached 70% of the target level of $600,000, then Mr. Li would be paid 100% of his base salary. Perfectenergy Shanghai, however, met the applicable target profit level. Nonetheless, Mr. Li’s base salary for 2006 was reduced pursuant to an oral agreement between Mr. Li and Perfectenergy Shanghai, under which Mr. Li agreed to reduce his total salary to 80% of the amount owed to him under his employment agreement due to a loss that Perfectenergy Shanghai incurred by moving their factory in 2006.

(5)
This amount differs from Ms. Zhou’s base salary described below under “Employment Agreements” because Ms. Zhou had an oral agreement with Perfectenergy Shanghai after Perfectenergy Shanghai suffered first quarter losses, under which Ms. Zhou agreed to be paid 80% of her base salary. This agreement only covered her 2007 salary through August 2007, and Ms. Zhou was paid 100% of her base salary starting in September 2007.

(6)
On August 8, 2007, Ms. Zhou was granted options to purchase an aggregate 785,951 shares of our common stock at $0.70 per share, vesting at 33.33% per year. These numbers are on a pre-reverse split basis, and do not reflect our reverse split from March 2008. Ms. Zhou’s options expire on August 8, 2017. The Company used the Cox-Ross-Rubinstein binomial model to value the options at the time they were issued, based on volatility of 70%, dividend yield of 0%, the stated exercise prices and expiration dates of the instruments and using an average risk-free rate of 4.5%. Because the Company does not have a history of employee stock options, the estimated life is based on one half of the sum of the vesting period and the contractual life of 10 years of the option. This is the same as assuming that the options are exercised at the mid-point between the vesting date and expiration date.

(7)
Ms. Zhou and Perfectenergy Shanghai had an oral understanding in place from the beginning of Ms. Zhou’s employment, which understanding was not in effect in 2007, that if profits reached half of the target level of $600,000, then Ms. Zhou would be paid half of her base salary; if profits reached 70% of the target level of $600,000, then Ms. Zhou would be paid 100% of her base salary. Perfectenergy Shanghai, however, met the applicable target profit level. Nonetheless, Ms. Zhou’s base salary for 2006 was reduced pursuant to an oral agreement between Ms. Zhou and Perfectenergy Shanghai, under which Ms. Zhou agreed to reduce her total salary to 90% of the amount owed to her under her employment agreement due to a loss that Perfectenergy Shanghai incurred by moving their factory in 2006.

(8)
Mr. Philip McDonald was appointed as Perfectenergy Nevada’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on February 25, 2005, and he resigned from all of these executive officer positions in connection with the closing of the share exchange transaction effective on August 8, 2007.

Equity Awards

The following table sets forth certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each of our named executive officers outstanding as of October 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards		Stock Awards
Name	Number of Securities Under- lying Un- exercised Options (#) Ex- ercisable	Number of Securities Underlying Unexercised Options (#) Un- exercisable		Equity Incentive Plan Awards: Number of Securities Under- lying Un- exercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Wennan Li	0	1,629,094	(1)	0	$0.70	08/08/2017	-	-	-	-

Diping Zhou	0	785,951	(2)	0	$0.70	08/08/2017	-	-	-	-

Philip McDonald	0	0		0	-	-	-	-	-	-

(1)
These numbers are on a pre-reverse split basis, and do not reflect our reverse split from March 2008. 33.33% of Mr. Li’s options will vest on each of the following dates: August 8, 2008, August 8, 2009, and August 8, 2010.

(2)
These numbers are on a pre-reverse split basis, and do not reflect our reverse split from March 2008. 33.33% of Ms. Zhou’s options will vest on each of the following dates: August 8, 2008, August 8, 2009, and August 8, 2010.

Option Exercises and Stock Vesting

There were no exercises of stock options, SARS, or similar instruments, or vesting of stock during fiscal year ended October 31, 2007 for each of the named executive officers.

Pension Benefits

None of the named executive officers participates in any pension benefit plan adopted by the Company.

Securities Authorized for Issuance under Equity Compensation Plans or Individual Compensation Arrangements

On September 5, 2007, our board of directors approved the 2007 Stock Incentive Plan (the “Plan”). All of our employees, officers, and directors, and those of our consultants and advisors who (i) are natural persons and (ii) provide bona fide services to the Company not connected to a capital raising transaction or the promotion or creation of a market for our securities are eligible to be granted options or restricted stock awards (each, an “Award”) under the Plan. The Plan is administered by our board, and the board establishes certain terms of option awards, including the exercise price and duration, in the applicable option agreement. Awards may be made under the Plan for up to 1,500,000 shares of our common stock, and the maximum number of shares of common stock with respect to which Awards may be granted to any participant under the Plan is 500,000 shares of common stock. The Plan allows for adjustments for changes in common stock and certain other events, including, but not limited to, any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off, any distribution to holders of common stock other than a normal cash dividend, and liquidation or dissolution.

Employment Agreements

The Company’s board of directors currently determines the amount of salary paid to our executives.

The following are summaries of Perfectenergy Shanghai’s employment agreements with the Company’s executive officers. We currently have no employment agreements with any of our executive officers, but we plan to assume the agreements described below following the closing of the share exchange transaction:

Perfectenergy Shanghai entered into an Employment Agreement (“Agreement”) with Mr. Wennan Li on September 1, 2005. Effective September 1, 2005, Mr. Li was appointed the General Manager of Perfectenergy Shanghai. Mr. Li’s total yearly salary is RMB600,000 or approximately US$81,306 per year, consisting of RMB420,000 (approximately US$56,914) as a base salary and RMB180,000 (approximately US$24,392) as incentive compensation. The term of the agreement is for three years.

Perfectenergy Shanghai entered into an Employment Agreement (“Agreement”) with Ms. Diping Zhou on September 1, 2005. Effective September 1, 2005, Ms. Zhou was appointed the Vice President of Perfectenergy Shanghai. Ms. Zhou’s total yearly salary is RMB300,000 or approximately US$40,653 per year, consisting of RMB240,000 (approximately US$32,523) as a base salary and RMB60,000 (approximately US$8,131) as incentive compensation. The term of the Agreement is for three years.

In each of the above-described Employment Agreements, Perfectenergy Shanghai has the right to adjust the officer’s compensation and also to demote or promote them based on their job performance. In the event Perfectenergy Shanghai decides to decrease the officer’s compensation, Perfectenergy Shanghai must notify them in advance of the decrease and they shall have the right to accept such decrease in compensation or to terminate this agreement without any liabilities. Perfectenergy Shanghai also agreed to pay for Mr. Li’s required social security payments in accordance with governmental mandates. Because each officer is considered a highly qualified professional, Perfectenergy Shanghai agreed to seek the appropriate provincial agency for approval of each officer’s employment with Perfectenergy Shanghai. During the term of the Agreement and any term pursuant to an amendment of the Agreement, each officer agreed to maintain confidential all confidential information including trade secrets, technological and financial information of Party A and its related companies, including but not limited to business plans, contracts, designs, processes, product specifications, manufacturing methods and techniques, management know-how, customer list, inventory information, sales strategies, and bids (“Confidential Information”), and he agreed that he would not disclose, use or permit the use by others of the Confidential Information to the detriment of Perfectenergy Shanghai. After the term of this Agreement, each officer also agreed to continue to maintain confidential all Confidential Information for a period of five years, and thereafter for all Confidential Information that continues to have commercial value, unless Perfectenergy Shanghai and the officer agree separately and otherwise. The parties also agreed that during the Agreement’s term, Perfectenergy Shanghai shall have the right to terminate the Agreements upon the occurrence of any event as set forth in the Agreement permitting such termination, but in any event, Perfectenergy Shanghai shall have the right to terminate this agreement at any time without cause, provided that Perfectenergy Shanghai assumes all responsibility from such termination pursuant to the terms of the Agreement.

Director Compensation

The following table provides compensation information for our directors during the fiscal year ended October 31, 2007:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wennan Li (1)	-	-	-		-	-	-	-

Min Fan	-	-	$10,839	(2)	-	-	-	$10,839

Yunxia Yang	-	-	$10,839	(3)	-	-	-	$10,839

Adam Roseman	$32,322	-	$78,937	(4)	-	-	-	$111,259

(1)	Mr. Li’s compensation as a director is reflected in the table titled “Summary Compensation Table” above.

(2)
Mr. Fan had options to purchase an aggregate 200,000 shares of our common stock outstanding as of October 31, 2007. This number does not reflect our reverse split from March 2008. The Company used the Cox-Ross-Rubinstein binomial model to value the options at the time they were issued, based on volatility of 70%, dividend yield of 0%, the stated exercise prices and expiration dates of the instruments and using an average risk-free rate of 4.5%. Because the Company does not have a history of employee stock options, the estimated life is based on one half of the sum of the vesting period and the contractual life of 10 years of the option. This is the same as assuming that the options are exercised at the mid-point between the vesting date and expiration date.

(3)
Ms. Yang had options to purchase an aggregate 200,000 shares of our common stock outstanding as of October 31, 2007. This number does not reflect our reverse split from March 2008. The Company used the Cox-Ross-Rubinstein binomial model to value the options at the time they were issued, based on volatility of 70%, dividend yield of 0%, the stated exercise prices and expiration dates of the instruments and using an average risk-free rate of 4.5%. Because the Company does not have a history of employee stock options, the estimated life is based on one half of the sum of the vesting period and the contractual life of 10 years of the option. This is the same as assuming that the options are exercised at the mid-point between the vesting date and expiration date.

(4)
Mr. Roseman had options to purchase an aggregate 1,000,000 shares of our common stock outstanding as of October 31, 2007. This number does not reflect our reverse split from March 2008. The Company used the Cox-Ross-Rubinstein binomial model to value the options at the time they were issued, based on volatility of 70%, dividend yield of 0%, the stated exercise prices and expiration dates of the instruments and using an average risk-free rate of 4.5%. Because the Company does not have a history of employee stock options, the estimated life is based on one half of the sum of the vesting period and the contractual life of 10 years of the option. This is the same as assuming that the options are exercised at the mid-point between the vesting date and expiration date.

Other than as described below, we do not have any agreements for compensating our directors for their service in their capacity as directors, although such directors are expected, in the future, to receive stock options to purchase shares of common stock as awarded by our board of directors:

On August 8, 2007, the Company entered into a two-year agreement with proposed director Adam Roseman for his services as a director of our Company upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended, and Rule 14(f)-1 thereunder. Such agreement was revised on November 19, 2007 and again on December 20, 2007. Pursuant to the latest amended agreement, Mr. Roseman ’ s term is three years, and he will receive $5,000 per month as compensation for his services. In addition, Mr. Roseman received options to purchase 1,000,000 shares of the Company’s common stock at $0.70 per share, of which 30% vested on the grant date and 70% vests on a monthly basis over a period of two years from the grant date. These numbers are on a pre-reverse split basis, and do not reflect our reverse split from March 2008. Mr. Roseman will also be entitled to certain travel and administrative expenses in connection with his services as a director of our Company and will be provided liability insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Perfectenergy Nevada’s common stock beneficially owned as of July 23, 2008, for (i) each stockholder known to be the beneficial owner of 5% or more of Perfectenergy Nevada’s outstanding common stock, (ii) each current and incoming executive officers and directors, and (iii) all current and incoming executive officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown, and their address is No. 479 You Dong Road, Xinzhuang Town, Shanghai 201100, People’s Republic of China.

Name of Beneficial Owner and Address	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Shares of Common Stock Beneficially Owned (1)(2)
Executive Officers and/or Directors:
Wennan Li, CEO, President and Director	6,395,219	21.94%
Min Fan, Director	4,067,600	13.95%
Yunxia Yang, Director	4,067,600	13.95%
Diping Zhou, Vice President of Operations	0	*
Xiaolin Zhuang, Chief Financial Officer and Secretary	0	*
Adam Roseman, Director (3)	200,141	* %
Yajun Wu, Director	0	*
Other 5% Beneficial Owners:
Olivier Couriol (4)	2,786,896	9.27%
All Executive Officers and Directors as a Group (7 persons)	14,730,560	50.53%

* Less than 1%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)
Pursuant to the terms of the Amended and Restated Share Exchange Agreement dated August 8, 2007, we issued 60,000,000 (pre 4 to 1 reverse split) common shares to the stockholders of Perfectenergy BVI equal to approximately 50.72% of our issued and outstanding common shares as of the closing date of the share exchange transaction. The number of common shares we issued also included those shares issued in connection with the closing of our August 2007 private placement financing whereby we issued 26,285,715 Units at an issue price of $0.70 per Unit to the Investors (pre 4 to 1 reverse split). Immediately after the closing of the share exchange transaction, after giving effect to the cancellation of 37,700,000 common shares by Mr. Philip McDonald pursuant to the terms of the Amended and Restated Share Exchange Agreement, and after our issuance 26,285,715 common shares (pre 4 to 1 reverse split) in connection with the closing of the private placement financing, there were approximately 118,293,015 shares of our common stock (pre 4 to 1 reverse split) that were issued and outstanding. As of July 23, 2008, there are 29,152,416 shares of our common stock that are issued and outstanding. Percentage totals may vary slightly due to rounding.

(3)
65,625 of these shares represents the number of shares of common stock that Mr. Roseman has the right to acquire upon exercise of an option granted on August 8, 2007. 25,000 of these shares are held by Tapirdo Enterprises LLC. Mr. Roseman is the manager and sole member of Tapirdo Enterprises LLC. Mr. Roseman’s address is 9440 Little Santa Monica Blvd., Suite 401, Beverly Hills, CA 90210.

(4)
Olivier Couriol, as the Director and natural control person of each of RIG III Fund, Sequoia Aggressive Growth Fund and Sequoia Diversified Growth Fund, may be deemed beneficially to own the securities held by such entities. These include: (i) 1,125,000 shares held by RIG III Fund; (ii) 562,500 shares issuable upon exercise of warrants held by RIG III Fund; (iii) 257,000 shares held by Sequoia Aggressive Growth Fund; (iv) 125,000 shares issuable upon exercise of warrants held by Sequoia Aggressive Growth Fund; (v) 482,646 shares held by Sequoia Diversified Growth Fund; and (vi) 234,750 shares issuable upon exercise of warrants held by Sequoia Diversified Growth Fund. Olivier Couriol’s address is c/o Semper Geshon S.A., 40A, Route de Malagnov, Geneva, Switzerland 1208.

Change in Control

To the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions under the share exchange transaction more fully described above under the section titled “Description of Business” and the related party transactions described below (including those of Perfectenergy BVI), during our last fiscal year we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of our average total assets for the last three fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest:

Mr. Philip McDonald was our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director prior to closing of the share exchange transaction. Mr. McDonald also owned 37,700,000 (post 7.54 to 1 reverse stock split, pre 4 to 1 reverse stock split) or approximately 54.08% of our outstanding common stock shares immediately prior to the share exchange transaction. Mr. McDonald agreed to cancel all of these shares in connection with the share exchange transaction pursuant to the Amended and Restated Share Exchange Agreement described above and also pursuant to an agreement between Mr.McDonald, and us, in which Mr. McDonald agreed to cancel his shares for a payment of $35,000. Such shares were cancelled immediately following the closing of the share exchange transaction on August 8, 2007.

On April 26, 2005, we completed an offering of 5,000,000 shares (pre 7.54 to 1 forward stock split, pre 4 to 1 reverse stock split) of our common stock at a price of $0.001 per share to our president, Mr. Phillip McDonald. The total amount received from this offering was $5,000. These shares were issued pursuant to Regulation S of the Securities Act. Pursuant to the terms of the Amended and Restatement Share Exchange Agreement described above and which closed on August 8, 2007 and an agreement between Perfectenergy Nevada and Mr. McDonald dated August 8, 2007, Mr. McDonald agreed to cancel these shares in connection with the share exchange transaction in exchange for a payment of $35,000. These shares were cancelled as part of the closing of the share exchange transaction in August 2007.

Perfectenergy BVI

The related transactions of our predecessor’s officers, directors and/or 5% Perfectenergy BVI stockholders are as follows:

Perfectenergy BVI borrowed monies from the Perfectenergy BVI’s stockholders, officers, or their immediate family for operating cash flows. Perfectenergy BVI had a total of $0 and $823,044 other payables due to related parties as of October 31, 2007 and December 31, 2006, respectively, and consisted of the following:

	October 31, 2007	December 31, 2006
Zhang, Fengying - stockholder's spouse (1)	$0	$534,081
Li, Wennan - stockholder and officer (2)	0	271,835
Zhou, Diping - officer (3)	0	17,128
	$0	$823,044

(1)	Fengying Zhang is the spouse of Min Fan, a stockholder of the Company. Ms. Zhang made the following unsecured loans to the Company:

(a)
On September 5, 2006, Ms. Zhang loaned the Company RMB2,000,000 (US$270,000) at an interest rate of 7.2% per annum, which was due on March 4, 2007. On March 4, 2007, the Company extended the due date of this loan to July 4, 2007 and changed the interest rate on this loan to 5% per annum. As of October 31, 2007, the Company paid RMB77,944.44 (US$10,392.60) in interest on this loan. The Company repaid this loan in full on September 26, 2007.

(b)
Ms. Zhang loaned the Company another RMB2,000,000 (US$270,000) at an interest rate of 7.2% per annum, which was due on February 17, 2007. On February 18, 2007, the Company extended the due date of this loan to June 17, 2007 and changed the interest rate on this loan to 5% per annum. As of October 31, 2007, the Company paid RMB78,500 (US$10,466.66) in interest on this loan. The Company repaid this loan in full on September 28, 2007.

(2)	Wennan Li, our Chief Executive Officer and Director, made the following unsecured loans to the Company:

(a)
On March 15, 2006, Mr. Li loaned the Company RMB300,000 (US$40,500) at an interest rate of 7.2% per annum, which was due on March 15, 2007. As of October 31, 2007, the Company paid approximately RMB5,963.59 (US$795.14) in interest on this loan. The Company repaid this loan in full on March 16, 2007.

(b)
On March 16, 2006, Mr. Li loaned the Company RMB1,000,000 (US$135,000) at an interest rate of 7.2% per annum, which was due on March 16, 2007. As of October 31, 2007, the Company paid approximately RMB15,750 (US$2,100) in interest on this loan. The Company repaid this loan in full on March 16, 2007.

(c)
On March 30, 2006, Mr. Li loaned the Company RMB200,000 (US$27,000) at an interest rate of 7.2% per annum, which was due on March 30, 2007. As of October 31, 2007, the Company paid RMB2,550 (US$340) in interest on this loan. The Company repaid this loan in full on March 30, 2007.

(d)
On September 5, 2006, Mr. Li loaned the Company RMB2,000,000 (US$270,000) at an interest rate of 7.2% per annum, which was due on March 4, 2007. On March 4, 2007, the Company extended this loan to July 4, 2007 and changed the interest rate to 5% per annum. As of October 31, 2007, the Company paid approximately RMB79,630.33 (US$10,617.37) in interest on this loan. The Company repaid this loan in full on September 21, 2007.

(3)	Diping Zhou, our Vice President of Operations, made the following unsecured loans to the Company:

(a)
Ms. Zhou loaned the Company RMB200,000 (US$27,000) at an interest rate of 7.2% per annum, which was due on February 24, 2007. As of October 31, 2007, the Company paid RMB3,600 (US$480) in interest on this loan. The Company repaid this loan in full on May 11, 2006.

(b)
On August 26, 2006, Ms. Zhou loaned the Company RMB705,000 (US$95,000) at 0% interest, which was due on January 31, 2007. As of October 31, 2007, the Company paid RMB0 (US$0) in interest on this loan. The Company repaid this loan in full on January 25, 2007.

GENERAL INFORMATION

Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2009 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than April 17, 2009, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2008 annual meeting or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, the shareholder must give advance written notice to the Company by August 26, 2008. Pursuant to SEC Rule 14a-4(c)(1), if proposals are received prior to the meeting they may be voted upon with the discretionary authority granted to the proxies in this proxy statement and attached proxy card.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held.   Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

Form 10-KSB- Annual Report

Enclosed herewith is the Company’s Annual Report on Form 10-KSB/A for the 2007 fiscal year. Additional copies may be requested in writing. Such requests should be submitted to Mr. Edward Zhuang, Chief Financial Officer, Perfectenergy International Limited, No. 479 You Dong Road, Xinzhuang Town, Shanghai 201100, People’s Republic of China. Exhibits to the Form 10-KSB will also be provided upon specific request. The materials will be provided without charge.

Wennan Li
Chairman of the Board of Directors

August 4, 2008

APPENDIX A

PERFECTENERGY INTERNATIONAL LIMITED

2007 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of Perfectenergy International Limited, a Nevada corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility
All of the Company’s employees, officers, and directors, and those Company’s consultants and advisors (i) that are natural persons and (ii) who provides bona fide services to the Company not connected to a capital raising transaction or the promotion or creation of a market for the Company’s securities, are eligible to be granted options or restricted stock awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”) Board so long as such Committee consists of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.”.

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to Six Million (6,000,000) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of ISOs (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be an amount no greater than 2,000,000 or an amount permitted under Section 162(m) of the Code (“Section 162(m)”).

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an ISO (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “ISO”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. Without limiting the generality of the foregoing, this means that the exercise price of an ISO must be at least 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of a Participant that owns more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary (a “10% Shareholder”)) for the option to qualify as an ISO. The Final Exercise Date must be no more than 10 years (or 5 years in the case of a 10% Shareholder) from the date of grant for the option to qualify as an ISO.

(c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by the Board, in its sole discretion in the applicable option agreement by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6. Restricted Stock.

(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c) Reorganization Events

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an ISO to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's shareholders to the extent shareholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s shareholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s shareholders if required by Section 162(m) (including the vote required under Section 162(m)).

(e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard to any applicable conflicts of law.

EXHIBIT A

PERFECTENERGY INTERNATIONAL LIMITED
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

Adopted July 29, 2008

I. Introduction and Purpose

Perfectenergy International Limited (the "Company") is a publicly held company and operates in a complex, dynamic, highly competitive, and regulated environment. In order to assure the kind of informed decision-making beneficial to the Company and its stockholders, much of the Board's oversight occurs through the standing committees of the Board, such as the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its fiduciary responsibilities by overseeing the Company's financial reporting and public disclosure activities.

The Audit Committee's primary duties and responsibilities are to:

•
Assist Board oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

•	Prepare the report that Securities and Exchange Commission (SEC) rules require to be included in the Company's annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities specified in Section IV of this Charter.

The Audit Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Audit Committee.

The Audit Committee shall have the authority to retain, without prior permission from the Board or management, special legal, accounting, or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of compensation to any advisors employed by the Committee and for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

II. Audit Committee Composition

The members of the Audit Committee shall be appointed by the Board and shall serve until their successors shall be duly appointed and qualified. Unless a Chair is appointed by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

A.	Independence

The Audit Committee shall be comprised of such number of directors as the Board appoints, each of whom shall have been affirmatively determined by the Board to be independent Directors as defined by the SEC and the Nasdaq Capital Market.

B.	Financial Literacy and Expertise

Each member of the Audit Committee shall be financially literate; as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be an "Audit Committee Financial Expert" as defined by the SEC. (If the Company does not have an "Audit Committee Financial Expert" on the Audit Committee, it shall disclose that fact and the reasons therefore). At least one member of the Audit Committee shall have accounting or related financial management expertise as defined by the Nasdaq. These determinations shall be made by the Board.

III. Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. One of those meetings shall focus on review and approval of annual financial statements and related information. To the extent practicable, each of the Audit Committee members shall attend each of the regularly scheduled meetings in person.

A majority of the Audit Committee members currently holding office constitutes a quorum for the transaction of business. The Audit Committee shall take action by the affirmative vote of a majority of the Audit Committee members present at a duly held meeting.

IV. Responsibilities and Duties

The Audit Committee shall undertake the following responsibilities and duties:

A.	Retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification) and pre-approve all audit and non-audit services.

B.
At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company. Evaluate the independent auditor's qualifications, performance, and independence.

C.	Review and evaluate the lead partner of the independent auditor.

D.
Ensure the regular rotation of the lead independent audit partner as required by law. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

E.
Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

F.	Review with management and the independent auditor the following:

•	Major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles

•	Major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structure, on the financial statements of the Company

G.
Discuss earnings press releases, as well as financial information provided to analysts and rating agencies. The discussion may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not discuss in advance each earnings release.

H.	As appropriate, obtain advice and assistance from outside legal, accounting, or other advisors.

I.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures including the Company's risk assessment and risk management policies.

J.	Meet separately and periodically with management and with internal auditors.

K.	Periodically consult with the independent auditor, outside the presence of management, about the auditor's judgments about:

•	The quality, and not only the acceptability, of the Company's accounting principles as applied to its financial reporting

•	The Company's internal controls

•	The completeness and accuracy of the Company's financial statements

•	The responsibilities, budget, and staffing of the Company's internal audit function

L.	Review with the independent auditor any audit problems or difficulties and management's response to such.

M.	Review and discuss quarterly reports from the independent auditor on:

•	All critical accounting policies and practices to be used

•
All alternative treatments with Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences

N.	Monitor compliance with Audit Committee approved policies regarding the hiring of employees or former employees of the independent auditors.

O.	Report regularly to the Board.

P.	Conduct an annual performance evaluation of the Audit Committee.

Q.	Ensure appropriate procedures are established and maintained:

•	To permit the Audit Committee to monitor the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters

•	To permit the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters to the Audit Committee

R.	Review the significant findings from supervisory examination reports of state and federal agencies and the corrective action taken by management to such reports.

S.	Review the significant recommendations made to management by the internal auditing department and management's responses.

T.	Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

U.
Review and approve the appointment and replacement of the Chief Audit Executive (CAE). The Audit Committee will have direct input into evaluations of the CAE's performance as well as any decisions regarding CAE compensation.

V.	Review management's determination of the adequacy of the consolidated allowance for loan and lease loss reserves.

W.	Review and reassess the adequacy of this Charter at least annually.

X.	Review with management and the independent auditor the basis for their reports issued under 12 CFR section 363.2(b).

V. Qualification

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of Company management and the independent auditor. Nor is it the duty or responsibility of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

EXHIBIT B

PERFECTENERGY INTERNATIONAL LIMITED
BOARD OF DIRECTORS
COMPENSATION COMMITTEE CHARTER

Adopted July 29, 2008

I. Responsibilities

The Compensation Committee of the Board of Directors (the “Board”) of Perfectenergy International Limited (the “Company”) will be responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers, the Company’s general employee compensation, and other policies, providing assistance and recommendations with respect to the compensation policies and practices of the Company.

In particular, the Compensation Committee will:

•
On an annual basis, without the participation of the Chief Executive Officer, (i) review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer, (ii) evaluate the Chief Executive Officer's performance in light of the established goals and objectives, and (iii) set the Chief Executive Officer's annual compensation, including salary, bonus, incentive, and equity compensation.

•
On an annual basis, review and approve (i) the evaluation process and compensation structure for the Company’s other senior executives, and (ii) the Chief Executive Officer’s evaluation of the performance and his recommendations concerning the annual compensation, including salary, bonus, incentive, and equity compensation, of other company executive officers, and (iii) the recruitment, retention, and severance programs for the Company’s senior executives, and (iv) review the compensation structure for the Board.

•
As appropriate, make recommendations to the Board with respect to executive incentive-compensation plans and equity-based plans and administer any incentive plans and bonus plans that include senior officers. Stock option grants are made by the Options Committee, for non-senior officers, but are ratified by the Compensation Committee in its compensation review.

•	Assist the Board in developing and evaluating potential candidates for senior officer positions, including the Chief Executive Officer, and oversee the development of executive succession plans.

•	Review an annual report on executive compensation for inclusion in the Company’s proxy statement.

II. Compensation Committee Composition

The Compensation Committee shall be comprised of that number of such number of directors as the Board appoints. The Compensation Committee's chairperson shall be designated by the full Board or, if it does not do so, the Compensation Committee members shall elect a chairperson by vote of a majority of the Compensation Committee.

III. Policies and Procedures

In carrying out its responsibilities, the Compensation Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of the Company meet or exceed all applicable legal and business standards. However, the Compensation Committee will:

•	Investigate any matter brought to its attention within the scope of its duties.

•	Obtain the approval of the full Board of this Charter and review and reassess this Charter at least annually or as conditions dictate.

•	Meet in an executive session at least annually near the end of the Company’s fiscal year, and more frequently as circumstances dictate.

•	Be governed by majority vote of its members.

•	Report its actions and any recommendations to the Board after each Compensation Committee meeting and review its performance as a committee on an annual basis.

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

EXHIBIT C

PERFECTENERGY INTERNATIONAL LIMITED
BOARD OF DIRECTORS
NOMINATING COMMITTEE CHARTER

Adopted July 29, 2008

I. Nominating Committee Composition

The Nominating Committee of Perfectenergy International Limited (the “Company”) shall be comprised of such number of directors as the Company’s Board of Directors (the “Board”) appoints.

II. Procedures

The Nominating Committee will observe the following procedures in identifying and evaluating candidates for election to the Board.

1.
The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board's ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees shall reflect the Company's practice of re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, who the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

2.
Consistent with this policy, in considering candidates for election at annual meetings of shareholders, the Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

3.	The Committee will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will-

•	consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee;
•	review the assessments of the performance of the director during the preceding term made by the Company's Governance Committee; and
•	determine whether there exists any special, countervailing considerations against re-nomination of the director.

4.	If the Committee determines that-

•	an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term; and
•	there exist no reasons, including considerations relating to the compositional and functional needs of the Board as a whole, why in the Committee's view the incumbent should not be re-nominated,

the Committee will, absent special circumstances, propose the incumbent director for re-election.

5.
The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filing vacancies arising by reason of the resignation, retirement, removal, death, or disability of an incumbent director or a decision of the directors to expand the size of the Board.

6.
The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates, and, where such a search firm is engaged, the Committee shall set its fees and scope of engagement.

7.	As to each recommended candidate that the Committee believes merits consideration, the Committee will-

•
cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company's proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate;

•	determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director;
•	determine if the candidate possesses any of the specific qualities or skills that under the Committee's policies must be possessed by one or more members of the Board;
•	consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and
•	consider the extent to which the candidate’s membership on the Board will promote diversity among the directors.

8.
It is appropriate for the Committee, in its discretion, to solicit the views of the Chief Executive Officer, other members of the Company's senior management, and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors.

9.	In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

10.	Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is most suited for membership on the Board.

11.
In making its selection, the Committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates, except that the Committee may consider, as one of the factors in its evaluation of shareholder-recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The Committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.

12.	The Committee shall maintain appropriate records regarding its process of identifying and evaluating candidates for election to the Board.